UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 25, 2024

SBA Communications Corporation

(Exact Name of Registrant as Specified in its Charter)

Florida	001-16853	65-0716501
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8051 Congress Avenue Boca Raton, FL	33487
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 995-7670

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	SBAC	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Third Amended and Restated Credit Agreement

On January 25, 2024, SBA Senior Finance II LLC (the “Borrower”), a wholly-owned subsidiary of SBA Communications Corporation (“SBAC”), entered into the Third Amended and Restated Credit Agreement (the “Third A&R Credit Agreement”) with (i) SBAC, SBA Telecommunications, LLC, SBA Senior Finance, LLC and the SBAC direct and indirect subsidiaries named therein, as guarantors, (ii) the several lenders from time to time parties thereto, (iii) TD Securities (USA) LLC and Mizuho Bank, Ltd., as the joint lead arrangers, (iv) TD Securities (USA) LLC, Mizuho Bank Ltd., Barclays Bank plc, Citigroup Global Markets Inc., Goldman Sachs Bank USA., JPMorgan Chase Bank, N.A. and Wells Fargo Securities, LLC, as joint book runners, (v) Barclays Bank PLC, Citigroup Global Markets Inc., Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A. and Wells Fargo Securities, LLC, as co-documentation agents, (vi) TD Securities (USA) LLC, as sustainability structuring agent and (vii) Toronto Dominion (Texas) LLC, as administrative agent.

The Third A&R Credit Agreement increased the revolving credit commitments under the existing revolving credit facility from $1.5 billion to $1.75 billion aggregate principal amount, which may be borrowed, repaid and redrawn, based upon specific financial ratios and subject to the satisfaction of other customary conditions to borrowing. The Third A&R Credit Agreement also extended the maturity date of the revolving credit facility from July 7, 2026 to January 25, 2029 and added provisions relating to integration of Term SOFR as a benchmark interest rate, as well as mechanics in the event of a future benchmark interest rate transition.

Pursuant to the terms of the Third A&R Credit Agreement, amounts borrowed under the revolving credit facility accrue interest, at the Borrower’s election, at either (i) Term SOFR (as defined in the Third A&R Credit Agreement) plus a margin that ranges from 1.125% to 1.500%, (ii) the Eurodollar Rate (as defined in the Third A&R Credit Agreement) plus a margin that ranges from 1.125% to 1.500% or (iii) the Base Rate (as defined in the Third A&R Credit Agreement) plus a margin that ranges from 0.125% to 0.500%, in each case based on the Borrower’s leverage ratio. The Third A&R Credit Agreement retains the sustainability-linked mechanics that were introduced in the 2021 Refinancing Amendment. Specifically, the applicable interest and commitment fee rates are subject to upward or downward adjustments of up to 0.05% based upon the achievement of specified sustainability-linked targets related to tower lighting and renewable energy credits.

The Third A&R Credit Agreement also provided for a new seven-year senior secured term loan in an aggregate principal amount of $2.3 billion (the “Term Loan”). The Company expects to use the proceeds from the Term Loan to refinance the 2018 Term Loan and to pay related fees and expenses. The Term Loan was issued at 99.75% of par value. The Term Loan will mature on January 25, 2031. The Term Loan bears interest, at the Borrower’s election, at either the Base Rate plus 1.0% per annum or Term SOFR plus 2.0% per annum. Principal on the Term Loan will be repaid on the last day of each March, June, September and December, commencing on June 30, 2024, at a rate equal to 0.25% of the initial aggregate principal amount of the Term Loan. The Borrower has the ability to prepay any or all amounts under the Term Loan with no prepayment penalty, except to the extent the Term Loan is prepaid from the proceeds of certain refinancing or repricing transactions within six months of the effective date of the Third A&R Credit Agreement, in which case a prepayment fee equal to 1.0% of the aggregate principal amount of such prepayment will apply.

In addition, the Third A&R Credit Agreement amended the terms of the Second Amended and Restated Credit Agreement, as previously amended (the “Second A&R Credit Agreement”), to, among other things, modify certain definitions, financial ratio calculations and negative covenants in the Third A&R Credit Agreement to reflect the increased size and international scope of the Borrower, including by expanding the scope of Excluded Subsidiaries (as defined in the Third A&R Credit Agreement). All other material terms of the Second A&R Credit Agreement, as amended, remained unchanged.

Third Amended and Restated Guarantee and Collateral Agreement

In connection with the Third A&R Credit Agreement, SBAC and certain of its subsidiaries entered into a Third Amended and Restated Guarantee and Collateral Agreement (the “Second A&R Guarantee and Collateral Agreement”), dated as of January 25, 2024, among SBAC, SBA Telecommunications, LLC, SBA Senior Finance, LLC, SBA Senior Finance II and certain of SBA Senior Finance II’s subsidiaries, as identified in the Third A&R

Guarantee and Collateral Agreement (the “Subsidiary Guarantors”), in favor of Toronto Dominion (Texas) LLC, as administrative agent. Pursuant to the Third A&R Guarantee and Collateral Agreement, SBAC, SBA Telecommunications, LLC, SBA Senior Finance, LLC and the Subsidiary Guarantors guaranteed amounts borrowed under the Third A&R Credit Agreement. Additionally, amounts borrowed under the Third A&R Credit Agreement and certain hedging transactions that may be entered into by SBA Senior Finance II or the Subsidiary Guarantors with lenders or their affiliates are secured by a first lien on the membership interests of SBA Telecommunications, LLC, SBA Senior Finance, LLC and SBA Senior Finance II and on substantially all of the assets (other than leasehold, easement and fee interests in real property) of SBA Senior Finance II and the Subsidiary Guarantors.

Relationships

Certain of the lenders and their affiliates have engaged, and may in the future engage, in investment banking, commercial banking and other financial advisory and commercial dealings with SBAC and its affiliates.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.7D	Third Amended and Restated Credit Agreement, dated as of January 25, 2024, among SBA Senior Finance II LLC, as borrower, the banks and other financial institutions or entities party thereto and Toronto Dominion (Texas) LLC, as administrative agent.

10.8A	Third Amended and Restated Guarantee and Collateral Agreement, dated as of January 25, 2024, among SBA Communications Corporation, SBA Telecommunications, LLC, SBA Senior Finance, LLC, SBA Senior Finance II LLC and certain of its subsidiaries party thereto, in favor of Toronto Dominion (Texas) LLC, as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBA COMMUNICATIONS CORPORATION

By:	/s/ Marc Montagner
Marc Montagner
Executive Vice President and Chief Financial Officer

Date: January 25, 2024